UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2015

A1 Group, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-54009	20-5982715
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification Number)

7040 Avenida Encinas, Suite 104-159, Carlsbad, CA	92011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(760) 487-7772

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01          Entry into a Material Definitive Agreement.

On or about March 8, 2015 the Company entered into an Letter of Intent with A1A Sod to purchase the business known as A1A Sod, Sand and Soil. The Company will acquire all of the assets, tangible and intangible, owned by Seller that are used in, or necessary for the administration and operation of its current Construction, Wholesale, Retail and Growing business, including, but not limited to: (i) cash, inventory, accounts receivable, fixed assets, software, customer lists, prepaids, and security deposits. (ii) certain liabilities will be assumed as of the date of Closing. The purchase price is $1,500,000. In addition the Company will would enter into an employment agreement with A1A Sod current employees during the Transition, which shall not go beyond 6 months, under terms and conditions that would be negotiated and agreed upon by both parties, including provisions regarding term of contract, base and incentive compensation and benefits package. All of the terms and conditions of the transaction would be stated in the Asset Purchase Agreement, to be negotiated, agreed and executed by the Buyer and Seller by or before June 1, 2015, and complete the transaction as soon as possible thereafter.

Item 9.01            Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Letter of Intent

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly cause this report to be signed on its behalf by the undersigned hereunto duly authorized.

A1 Group, Inc.

By:	/s/ Bruce Storrs
Bruce Storrs President, CEO

Dated April 15, 2015

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Letter of Intent

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